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                                                                     Exhibit 8.1

                       [O'MELVENY & MYERS LLP LETTERHEAD]








February 19, 2003

International Game Technology                                    OUR FILE NUMBER
9295 Prototype Drive                                                 412,137-055
Reno, Nevada  89521

            RE:   INTERNATIONAL GAME TECHNOLOGY ZERO-COUPON CONVERTIBLE
                  DEBENTURES

Ladies and Gentlemen:

      We have acted as special tax counsel to International Game Technology, a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") and its filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the Zero-Coupon Convertible Debentures Due January 29, 2033 issued by the Company (the "Debentures").

      In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus which is part of the Registration Statement, (iii) the Purchase Agreement, dated January 24, 2003, by and between Goldman, Sachs & Co., as the initial purchaser, and the Company (the "Purchase Agreement"), and (iv) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the representations made to us by representatives of the Company. For purposes of this opinion, we have assumed the validity and accuracy of the documents, certificates, records, statements, and representations referred to above.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such letter documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and such documents constitute, or will constitute, valid and binding obligations of each party.
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International Game Technology, February 19, 2003 - Page 2


      We hereby confirm that, although the discussion set forth in the Registration Statement under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Debentures, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Debentures, based upon current United States federal income tax law. There can be no assurance, however, that any of the opinions expressed therein will be accepted by the Internal Revenue Service or, if challenged, by a court of law.

      This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulations S-K under the Securities Act. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

      This opinion is delivered to you solely for use in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters." In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                            Respectfully submitted,


                                            /s/ O'MELVENY & MYERS LLP
                                            -------------------------
                                            O'MELVENY & MYERS LLP

LA3:1030848.3